UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM SB-2/A
                        (Amendment No. 4)

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            Cascade Sled Dog Adventures, Inc.
         (Name of small business issuer in its charter)
                      (Previously Novanet International, Inc.)

         Nevada                      7997                   91-2007330
 ------------------------   ---------------------------   ---------------
(State of jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
     incorporation or          Classification Code      Identification No.)
       organization)                 Number)

            199 Kent Drive, Toutle, Washington  98649  (360) 274-5276
           -----------------------------------------------------------
          (Address and telephone number of principal executive offices)

           199 Kent Drive, Toutle, Washington  98649  (360) 274-5276
          ------------------------------------------------------------
         (Address of principal place of business or intended principal place of business)

          Mr. Richard Barrows, Esq.,Wilson & Barrows 442 Court Street,
                        Elko, NV 89801 (775) 738-7271
          ------------------------------------------------------------
           (Name, address and telephone number of agent for service)

                             Copies To
                      Julian D. Jensen, Esq.
                      311 South State Suite 380
                      Salt Lake City, Ut 84111
                      Telephone (801) 531-6600

Approximate date of proposed sale to the public; as soon as possible after the effective date of this Registration.

If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] Not currently applicable.

If this Form is a post-effective amendment filed pursuant to Rule 4629(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] Not currently applicable.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] Not currently applicable.

If delivery of the prospectus is expected to be made pursuant to
Rule 434, check the following box.[   ]  Not currently
applicable.

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Title of each        Dollar         Proposed       Proposed      Amount
class of             amount to be   maximum        maximum       of
securities           registered     offering       aggregate     registration
to be                to maximum     price per      offering.1    fee
registered                          share                        (Rounded)
----------------     -----------    -----------    ----------    ----------
Common voting        Max: $150,066  $0.10/share    $150,066      $40.00
stock, 1,500,658
to be registered,
$0.001 par.

     1  Determined pursuant to Rule 457(c) under the Securities
Act of 1933, as amended, on the basis of no market price, but on the basis of the most current Private Offering price
($0.10/share), solely for the purpose of calculating the registration fee.

SUBJECT TO COMPLETION. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

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                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 24. Indemnification of Officers & Directors.   Cascade
indicates that it has normal and customary indemnification provisions under its By-laws and Articles of Incorporation, as well as those generally provided by Nevada law. It is believed these provisions would indemnify all officers and directors from any good faith mistake or omission in the performance of his or her duties including cost of defense. Such indemnity would not extend to intentionally wrongful acts including fraud, appropriation, self dealing or patent conflicts of interest. The Articles and By-Laws were being filed as Exhibit items.

     Item 25. Other Expenses of Issuance & Distribution.
Cascade does not know of any accrued or to be accrued expenses of issuance and distribution other than as outlined in the foregoing prospectus. The present estimates of offering expenses are incorporated as costs for registration, including: fees, legal, accounting, printing and miscellaneous in the aggregate amount of $30,000 as paid from proceeds of the earlier Private Placement.

     Item 26. Recent Sales of Unregistered Securities. Cascade believes that in the body of this prospectus it has described all shares issued from the date of inception of Cascade. In summary of that disclosure, Cascade represents the only shares originally issued were to its founders and principals, Mr. Steven Madsen, Mr. Dennis Madsen and Mr. Donald Baird. Subsequently all shares issued to them are the same shares set forth in the chart showing securities held by management and are deemed exempted transactions under section 4(2) of the Securities Act of 1933 as initial capital contributions. The subsequent Private Placement Offering to 32 individuals was deemed exempt from registration as a Rule 506 Private Placement. The shares issued were common voting stock of the issuer. The following table summarized these transactions:



          Name/            Number  Acquisition  Price   Consideration
       Shareholder           of      Date        per
                           Shares               Share
 --------------------     -------  ---------   ------   ---------------------
 Mr. Steven G. Madsen     480,000  1999-2000    $0.15   Cash, Assets,
   (Founder)                                            Products and Services

 Mr. Dennis Madsen         10,000    1998       $0.10   Development
   (Founder)                                            Effort & Cash

 Mr. Donald H. Baird       10,000    1998       $0.10   Development Efforts
   (Founder)

 Private Placement      1,000,658  February     $0.10   Cash or Note
   Rule 506                         5, 2001             Conversion


 Item 27.  Index of Exhibits:

 Financial Statements for the year ending December 31, 2000 and the three
 months ended March 31, 2001.    (Previously Filed)

 Exhibit Item 3 - Articles of Incorporation and By-Laws - (Previously Filed)

 Exhibit Item 3A - Articles of Amendment B Change of Name - (Previously Filed)

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 Exhibit Item 5 - Supplemental Attorney Letter in re Legality - (Nevada
 Counsel) (Supplemental Filed Herewith)

 Exhibit Item 23A - Consent of Hansen, Barnett & Maxwell - (Previously Filed)

 Exhibit Item 23B - Consent of Legal Counsel - (Nevada Counsel)
 (Previously Filed)

     Item 28.  Undertakings.  The undersigned registrant hereby undertakes:
     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933. This includes:

              a. For determining liability under the Securities Act, the issuer will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

              b. The issuer will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (iv) To the extent this issuer requests acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, it will include the following in the appropriate portion of the prospectus:

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.



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                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A (Amendment No. 4) and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Salt Lake, State of Utah on August 8, 2001



(Registrant)    Cascade Sled Dog Adventures, Inc.


              /s/ Steven B. Madsen
              -------------------------------
By:           Steven B. Madsen, Its President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


BY:    MR. STEVEN B. MADSEN

(Signature)   /s/ Steven B. Madsen
              -------------------------------
(Title)       Director, CEO, President

(Date)        August 8, 2001

BY:  MR. DENNIS G. MADSEN,

(Signature)   /s/ Dennis G. Madsen
              -------------------------------
(Title)       Director, Treasurer, Chief Financial and Accounting
Officer

(Date)       August 8, 2001


BY:     MR. DONALD H. BAIRD

(Signature)

(Title)       Director, Secretary

(Date)        August 8, 2001






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